Exhibit 10.1
AMENDMENT NO. 1 TO
NACCO INDUSTRIES, INC.
AMENDED AND RESTATED NON-EMPLOYEE
DIRECTORS’ EQUITY COMPENSATION PLAN
(effective May 19, 2021)

    NACCO Industries, Inc. hereby adopts this Amendment No. 1 to the NACCO Industries, Inc. Amended and Restated Non-Employee Directors’ Equity Compensation Plan (effective May 19, 2021) to be effective as of February 20, 2024. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.    Section 4.1(c) is hereby amended as follows:

(c)    Issuance of Shares and Voluntary Shares. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue or transfer to each Director (or to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren, if so directed by the Director, or to a limited liability company, wholly owned by the Director and/or the Director’s spouse, if so directed by the Director) (i) a number of whole Shares equal to the Required Amount for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued or transferred by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Shares and Voluntary Shares are issued or transferred to the Director. Shares and Voluntary Shares shall be fully paid, nonassessable shares of Class A Common Stock. Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Shares and Voluntary Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Shares or Voluntary Shares and the transfer to Directors of Shares or Voluntary Shares.

Executed this 20 day of February, 2024

                            NACCO INDUSTRIES, INC.

                         By:     /s/ Sarah E. Fry
Vice President, Associate General Counsel & Assistant Secretary